UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 18, 2009

PREMIER FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	61-1206757
(State or other jurisdiction of incorporation organization)	(I.R.S. Employer Identification No.)

2883 Fifth Avenue Huntington, West Virginia	25702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (304) 525-1600

Not Applicable
Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐           Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

PREMIER FINANCIAL BANCORP, INC,

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.  Entry into a Material Definitive Agreement

On June 16, 2009, Premier Financial Bancorp, Inc. (Premier) and Abigail Adams National Bancorp, Inc. (Adams) mutually agreed to amend their December 30, 2009 definitive merger agreement.

Under terms of the amendment, both Premier and Adams mutually agreed to extend the required closing date of the merger from June 30, 2009 to September 30, 2009 The amendment also reduced the required minimum amount Premier Preferred Stock issued to the United States Treasury under the TARP Capital Purchase Program from $24,000,000 to $20,000,000.

Item 7.01.  Regulation FD Disclosure

On June 18, 2009, Premier issued a press release announcing that the preliminary S-4 to register its common stock for the Adams merger had been filed with the Securities and Exchange Commission and that the required closing date was extended through the third quarter of 2009.  The text of that press release is included as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibit 2.1 – First Amendment to Agreement of Merger between Premier Financial Bancorp, Inc. and Abigail Adams National Bancorp, Inc. dated June 16, 2009.

(c) Exhibit 99.1 – Text of press release dated June 18, 2009.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER FINANCIAL BANCORP, INC.
(Registrant)

/s/ Brien M. Chase
Date: June 18, 2009                                                   Brien M. Chase, Senior Vice President
  and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	First Amendment to Agreement of Merger between Premier Financial Bancorp, Inc. and Abigail Adams National Bancorp, Inc. dated June 16, 2009.
99.1	Press Release dated June 18, 2009 captioned “Premier Financial Bancorp, Inc. and Abigail Adams National Bancorp Amend Merger Agreement”